Exhibit 99.1

SAFEGUARD SCIENTIFICS PARTNER COMPANY ALVERIX ACQUIRED BY BD

Safeguard expects to realize $17.4 million in aggregate cash proceeds, representing an approximate 1.9x cash-on-cash return

Wayne, PA, January 7, 2014 - Safeguard Scientifics, Inc. (NYSE:SFE) today announced that its partner company, Alverix, Inc., was acquired by BD (Becton, Dickinson and Company) (NYSE: BDX) for $40 million. Safeguard expects to receive aggregate cash proceeds of $17.4 million, which represents an approximate 1.9x cash-on-cash return. As part of the acquisition, $1.7 million of such proceeds will be held in escrow for approximately 18 months.

“We deployed capital into Alverix with the notion that high performance near-patient testing was a significant market opportunity,” said Gary J. Kurtzman, MD, Managing Director, Healthcare at Safeguard and chairman of the board at Alverix. “Alverix’s platform technology, which is based on low-cost optoelectronic components and sophisticated detection algorithms, proved that laboratory quality results could be achieved at the point of care. BD saw value in Alverix’s platform early on and has been co-developing and commercializing the BD Veritor™ System. As a result, BD was a natural acquirer to continue its investment in next-generation point-of-care instruments and platforms.”

Safeguard has deployed $9.4 million in Alverix since October 2007 and prior to the acquisition had a 49% primary ownership position.

“We are excited to announce another well-timed acquisition of one of our partner companies by a top-tier, industry leader,” said Stephen T. Zarrilli, President and CEO at Safeguard. “Within the last 30 days, three of our partner companies have been acquired and/or announced a definitive agreement to be acquired. First, Endo Health Solutions (NASDAQ: ENDP) announced that it entered into a definitive agreement to acquire NuPathe (NASDAQ: PATH), which is expected to be completed in early 2014. Then, PTC acquired our technology partner company ThingWorx for $112 million, plus an earn-out of up to $18 million. And now, BD’s acquisition of Alverix. We are constantly looking to identify tomorrow’s success stories and are excited by the prospects that lie ahead for us in 2014 and beyond.”

BD is a leading medical technology company that partners with customers and stakeholders to address many of the world’s most pressing and evolving health needs. The company’s innovative solutions are focused on improving drug delivery, enhancing the diagnosis of infectious diseases and cancers, supporting the management of diabetes and advancing cellular research.

“When Alverix was spun out of Avago Technologies in 2007, the company set out on a mission to revolutionize point-of-care diagnostic testing, which is increasingly becoming a vital part of patient care,” said Richard C. Tarbox III, Vice President and General Manager, Point-of-Care Diagnostics at BD, who served as President and CEO at Alverix until the acquisition. “We’ve been successful in our partnership with BD to launch the BD Veritor System, and we look forward to developing and commercializing additional next generation point-of-care platforms as part of BD’s growing diagnostics business. As we embark on this next chapter for Alverix’s technology, we’d like to thank Safeguard and New Venture Partners for all their financial and operational support of our mission.”

Alverix's legal and financial advisers on the transaction were DLA Piper LLP and Aquilo Partners, L.P.

About Safeguard Scientifics
For 60 years, Safeguard Scientifics, Inc. (NYSE: SFE) has been synonymous with entrepreneurship and innovation. Founded in 1953 and based in the Greater Philadelphia area, Safeguard has a distinguished record of building market leaders by providing capital and operational support to entrepreneurs across an evolving and innovative spectrum of industries. Today, Safeguard targets healthcare and technology companies in medical technology such as devices and diagnostics, healthtech, specialty pharmaceuticals, financial technology, digital media, and Enterprise 3.0. www.safeguard.com.

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Forward-Looking Statements
Except for the historical information contained herein, statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the Company’s ability to make good decisions about the deployment of capital, the fact that our partner companies may vary from period to period, the Company’s substantial capital requirements and the absence of liquidity from our partner company holdings, the Company’s inability to obtain maximum value for our partner company holdings, market valuations in sectors in which our partner companies operate, the Company’s inability to control our partner companies, the need to manage assets to avoid registration under the Investment Company Act of 1940, risks associated with our partner companies, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to predict or control. As a result, past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information in this press release.

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SAFEGUARD CONTACTS:
For Investor Relations
John E. Shave III
Senior Vice President, Investor Relations and Corporate Communications
610.975.4952
jshave(at)safeguard(dot)com

For Media Relations
Heather R. Hunter
Vice President, Corporate Communications
610.975.4923
hhunter(at)safeguard(dot)com